EXHIBIT 5


                                                               BINGHAM MCCUTCHEN


Bingham McCutchen LLP                                          415.393.2000
Three Embarcadero Center                                       415. 393.2286 fax
San Francisco, CA
94111-4067                                                     bingham.com

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Orange County

Bingham McCutchen LLP                                          bingham.com


October 2, 2006


Bridge Capital Holdings                          Our File No. 2024009-0000311804
55 Almaden Boulevard, Suite 200
San Jose, CA 95113


Registration Statement on Form S-8 of Bridge Capital
Holdings for 2006 Equity Incentive Plan

Ladies and Gentlemen:


We have acted as counsel to Bridge Capital Holdings, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares (the "Shares") of the Company's Common Stock, no par value, issuable under the Company's 2006 Equity Incentive Plan ("Plan"), pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and of public officials as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the laws of the State of California. Subject to the foregoing, it is our opinion that the Shares have been duly authorized


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Bridge Capital Holdings
October 2, 2006
Page 2


and, upon issuance of the Shares in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ BINGHAM MCCUTCHEN LLP
    BINGHAM McCUTCHEN LLP